AMENDMENT NO. 1 TO THE
                   1994 NON-EMPLOYEE DIRECTOR STOCK PLAN


     WHEREAS, the 1994 Non-Employee Director Stock Plan of MAXXAM Inc. (the "Company") provides for the grant of options to non-employee directors of the Company (the "Plan"); and

     WHEREAS, Section 16 of the Plan provides that the Board of Directors of the Company may at any time amend the Plan; and

     WHEREAS, the Board believes that certain changes to the Plan are necessary and/or advisable, such changes being reflected herein; and

     WHEREAS, the Board has approved this Amendment:

     NOW, THEREFORE, the Plan is hereby amended as follows:

     1. The following phrase is inserted after the figure "500" in Paragraph 5(a): "or such greater number as may be authorized by the Board or any committee thereof."

     2.   The figure "300" in Paragraph 5(b) is amended to read "600."

     3. Paragraph 5(c) is added reading as follows: "Special Grants. In addition to Initial Grants and Annual Grants, the Board or any committee thereof may also make special grants ("Special Grants") of Options to Eligible Directors from time to time."

     This amendment shall be effective as of December 11, 1997.